File No. 70-09985


                United States Securities and Exchange Commission
                             Washington, D.C. 20549
                    ________________________________________
                         Post-Effective Amendment No. 3
                                       to
                                    Form U-1
                             Application/Declaration
                                    under the
                   Public Utility Holding Company Act of 1935
                    ________________________________________

          E.ON AG                                    Powergen Ltd.
          E.ON-Platz 1                               City Point
          40479 Dusseldorf                           1 Ropemaker Street
          Germany                                    London EC2Y 9HT
                                                     United Kingdom


                    (Names of companies filing this statement
                  and addresses of principal executive offices)
                    ________________________________________

                                     E.ON AG
                    (Name of top registered holding company)
                    ________________________________________

 Ulrich Hueppe                                  Chris Salame
 General Counsel, Executive Vice President      Company Secretary
 Dr. Guntram Wuerzberg                          Powergen Ltd.
 Vice President General Legal Affairs           City Point
 E.ON AG                                        1 Ropemaker Street
 E.ON-Platz 1                                   London EC2Y 9HT
 40479 Dusseldorf                               United Kingdom
 Germany                                        Telephone:  011-44-207-826-2742
 Telephone: 011-49-211-4579-388                 Facsimile: 011-44-207-826-2889
 Facsimile:  011-49-211-4579-610

                   (Names and addresses of agents for service)

                 The Commission is also requested to send copies
            of any communication in connection with this matter to:

Tia S. Barancik                           Markian M. W. Melnyk
LeBoeuf, Lamb, Greene & MacRae, L.L.P.    LeBoeuf, Lamb, Greene & MacRae, L.L.P.
125 West 55th Street                      1875 Connecticut Ave., N.W.
New York, NY 10019-5389                   Washington, D.C. 20009-5728
Telephone: (212) 424-8455                 Telephone: (202) 986-8212
Facsimile: (212) 424-8500                 Facsimile: (202) 986-8102


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

     This Post-Effective Amendment No. 3 amends Post-Effective Amendment Nos. 1 and 2 to File No. 70-9985 by adding the following sentence to the end of Item 1, and by adding Exhibit E-1 to Item 6 thereof.

Item 1.  Description of the Proposed Transaction

                                    * * * * *

     PUSIC is currently a registered holding company under the Act and will continue in this status after the Transfer.

                                    * * * * *

Item 6.  Exhibits and Financial Statements

Exhibit List

A.   Exhibits


A-1 Corporate Chart of the E.ON US and UK Chains Prior to the Transfer (filed under Form SE).

A-2 Corporate Chart of the E.ON US and UK Chains After the Transfer (filed under Form SE).

B-1 Valuation Report Prepared by Standard & Poor's (confidential treatment requested).

C-1  Opinion of Counsel.

D-1  Past-Tense Opinion of Counsel.*

E-1  PUSIC Pro Forma Balance Sheet Consolidation.

(*) To be filed by amendment.

B.   Financial Statements

None.


                                    * * * * *


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

                                   SIGNATURES

     Pursuant to the requirements of the Public Utility Holding Company Act of 1935, the Applicants have duly caused this Amendment to be signed on their behalf by the undersigned thereunto duly authorized on the dates indicated. The signature of the Applicants and of the persons on their behalf are restricted to the information contained in this application which is pertinent to the application of the respective companies.

E.ON AG

By:    /s/ Dr. Guntram Wurzberg                 By:    /s/ Dr. Patrick Wolff
       ------------------------                        ---------------------
Name:  Dr. Guntram Wurzberg                     Name:  Dr. Patrick Wolff
Title: Vice President General Legal Affairs     Title: General Legal Affairs

Date:  February 20, 2003                        Date:  February 20, 2003


Powergen Ltd.


By:    /s/ Dr. Guntram Wurzberg
       ------------------------
Name:  Dr. Guntram Wurzberg
Title: Vice President General Legal Affairs,
       E.ON AG

Date:  February 20, 2003


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

                                  Exhibit Index

      Exhibit                                     Description

        E-1                      PUSIC Pro Forma Balance Sheet Consolidation.


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